Calculation of Filing Fee Tables
S-3
NexPoint Residential Trust, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common stock, par value $0.01 per share	457(o)
		Equity	Preferred stock, par value $0.01 per share	457(o)
		Other	Warrants	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 250,000,000.00	0.0001381	$ 34,525.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 250,000,000.00		$ 34,525.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 24,907.69
			Net Fee Due:						$ 9,617.31
Offering Note
[1]	(1) We are registering an indeterminate aggregate principal amount and number of securities of each identified class of securities up to a proposed aggregate offering price of $250,000,000, which may be offered from time to time in unspecified numbers and at indeterminate prices, and as may be issued upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions. Separate consideration may or may not be received for any common shares or preferred shares so issued upon conversion, redemption, repurchase or exchange. Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of securities that may become issuable as a result of share splits, share dividends or similar transactions relating to the securities registered hereunder. (2) The proposed maximum offering price of each class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to Rule 457(o) under the Securities Act.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	NexPoint Residential Trust, Inc.	S-3	333-278402	03/20/2025		$ 24,907.69	Equity	Common stock par value $0.01 per share	162,689,033	$ 24,907.69
Fee Offset Sources		NexPoint Residential Trust, Inc.	S-3	333-278402		03/20/2025						$ 24,907.69
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The $250,000,000 of securities being registered hereunder includes $162,689,033 of common stock that remain available for issuance under the terms of separate equity distribution agreements, dated March 4, 2020, among the registrant, NexPoint Residential Trust Operating Partnership, L.P., NexPoint Real Estate Advisors, L.P., Jefferies LLC and Raymond James & Associates, Inc. (the "Equity Distribution Agreements"). In connection with the prospectus supplement previously filed by the registrant on March 20, 2025, the registrant paid a registration fee of $24,907.69 related to the $162,689,033 of common stock available for issuance and sale under the Equity Distribution Agreements. Of such shares of common stock, $162,689,033 remain unsold. Accordingly, the Registrant is paying the registration fee due less the $24,907.69 that was previously paid. The offering is deemed to be terminated under the prior registration statement in connection with the filing of this post-effective amendment.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A